EXHIBIT 32

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Kai-Shing Tao, the registrant's principal executive officer, and Douglas Osrow, the registrant's principal financial officer and principal accounting officer, certify that, to our knowledge:

1.
the accompanying Quarterly Report on Form 10-Q for the period ended September 30, 2015 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Remark Media, Inc. at the dates and for the periods indicated.

Date: November 23, 2015

/s/ Kai-Shing Tao
Kai-Shing Tao
Chief Executive Officer and Chairman

/s/ Douglas Osrow
Douglas Osrow
Chief Financial Officer